Exhibit 99.1

Contact Investor Relations Phone: (441) 278-0988 Email: investorrelations@endurance.bm

ENDURANCE REPORTS FOURTH QUARTER 2011 FINANCIAL RESULTS

PEMBROKE, Bermuda – February 9, 2012 – Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported a net loss of $27.4 million and $0.88 per diluted common share for the fourth quarter of 2011 versus net income of $111.2 million and $2.09 per diluted common share for the fourth quarter of 2010.

For the year ended December 31, 2011, the net loss was $93.7 million and $2.95 per diluted common share versus net income of $364.7 million and $6.38 per diluted common share for the year ended December 31, 2010.

Operating highlights for the quarter ended December 31, 2011 were as follows:

•	Net premiums written of $187.9 million, an increase of 18.8% over the same period in 2010;

•	Combined ratio of 112.5%, which included 8.4 percentage points of favorable prior year loss reserve development and 22.0 percentage points of catastrophe losses from 2011 events;

•	Net investment income of $40.6 million, a decrease of $16.3 million from the same period in 2010;

•	An operating loss, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, of $31.3 million and $0.98 per diluted common share;

•	An operating loss on average common equity for the quarter of 1.8%; and

•	Book value of $50.56 per diluted common share, down 2.1% from September 30, 2011.

Operating highlights for the year ended December 31, 2011 were as follows:

•	Net premiums written of $1,979.8 million, an increase of 12.3% over 2010;

•	Combined ratio of 112.9%, which included 9.3 percentage points of favorable prior year loss reserve development and 24.5 percentage points of catastrophe losses from 2011 events;

•	Net investment income of $147.0 million, a decrease of $53.3 million over the same period in 2010;

•	An operating loss, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, of $128.2 million and $3.81 per diluted common share;

•	An operating loss on average common equity of 6.3%; and

•	Book value of $50.56 per diluted common share, down 4.1% from December 31, 2010.

David Cash, Chief Executive Officer, commented, “While 2011 was a challenging year with global industry catastrophe losses in excess of $100 billion, Endurance is well positioned to benefit from the improving underwriting conditions we are beginning to see in many of our businesses. I am pleased with the improved pricing we were able to achieve in our reinsurance portfolio at January 1, particularly in our catastrophe lines, and our insurance business is also starting to see positive pricing momentum in a number of places.”

Insurance Segment

Operating highlights for Endurance’s Insurance segment for the quarter ended December 31, 2011 were as follows:

•	Net premiums written of $96.5 million, an increase of 18.2% from the fourth quarter of 2010;

•	Combined ratio of 111.0%, an increase of 24.3 percentage points from the fourth quarter of 2010; and

•

Favorable prior year loss reserve development of 0.2 percentage points during the current period, compared to 5.6 percentage points of favorable prior year loss reserve development in the fourth quarter of 2010.

Operating highlights for Endurance’s Insurance segment for the year ended December 31, 2011 were as follows:

•	Net premiums written of $1,005.5 million, an increase of 21.2% from the prior year;

•	Combined ratio of 100.1%, an increase of 9.5 percentage points from 2010; and

•	Favorable prior year loss reserve development of 7.2 percentage points during the current period, compared to 5.7 percentage points of favorable prior year loss reserve development in 2010.

The increase in net written premiums of $14.8 million in the Insurance segment in the fourth quarter of 2011 compared to the fourth quarter of 2010 resulted predominantly from increased business written within the agriculture, professional lines and casualty lines of business partially offset by modest reductions in the property and healthcare liability lines of business. For the year ended December 31, 2011, net written premiums increased $175.6 million compared to a year ago, principally due to growth within the agriculture and casualty lines, partially offset by declines in the professional, property and healthcare liability lines of business. For both the fourth quarter of 2011 and the full year 2011, growth in the agriculture line was driven by higher commodity prices compared to a year ago, while growth in the casualty line occurred in our contract binding authority business which was added in late 2010. The decline in net premiums written in the professional and healthcare liability lines for the full year 2011 was driven by increased competition, as contracts which did not meet Endurance’s return requirements were non-renewed.

The increase in the Insurance segment combined ratio in the current quarter compared to a year ago was largely driven by increased net loss and acquisition expense ratios, partially offset by a lower general and administrative expense ratio. The increase in the net loss ratio largely reflects higher losses within the agriculture line of business due to adverse growing conditions compared to a year ago. Also impacting the current quarter net loss ratio were higher losses from the property line of business caused principally by two large fire claims. The decline in the general and administrative expense ratio for the fourth quarter of 2011 was due to lower variable incentive compensation compared to a year ago, partially offset by larger expenses related to write downs on leasehold improvements and expenses related to staffing changes made in the fourth quarter of 2011.

For the full year 2011 compared to a year ago, the combined ratio increased due to a higher net loss ratio, partially offset by modestly lower acquisition and general and administrative expense ratios. The net loss ratio for the full year was higher than a year ago predominantly due to higher losses in the agriculture line of business stemming from adverse growing conditions, as well as losses within the property line of business related to Hurricane Irene. Partially offsetting the higher level of losses was a larger amount of favorable prior year loss reserve development, predominantly driven by improved 2010 results in the agriculture line of business.

Reinsurance Segment

Operating highlights for Endurance’s Reinsurance segment for the quarter ended December 31, 2011 were as follows:

•	Net premiums written of $91.4 million, an increase of 19.5% from the fourth quarter of 2010;

•	Combined ratio of 114.0%, an increase of 31.2 percentage points from the fourth quarter of 2010; and

•

Favorable prior year loss reserve development of 16.6 percentage points during the fourth quarter of 2011, compared to 4.9 percentage points of favorable prior year loss reserve development in the fourth quarter of 2010; and

•	Net catastrophe losses from 2011 events of $109.9 million or 43.8 percentage points on the combined ratio.

Operating highlights for Endurance’s Reinsurance segment for the year ended December 31, 2011 were as follows:

•	Net premiums written of $974.3 million, an increase of 4.3% from 2010;

•	Combined ratio of 126.0%, an increase of 39.1 percentage points from the prior year;

•	Favorable prior year loss reserve development of 11.5 percentage points during the current period, compared to 8.7 percentage points of favorable prior year loss reserve development in 2010; and

•	Net catastrophe losses from 2011 events of $457.1 million or 49.2 percentage points on the combined ratio.

The $14.9 million increase in net premiums written in the Reinsurance segment during the fourth quarter of 2011 over the fourth quarter of 2010 resulted primarily from growth in the casualty, property and surety and other specialty lines of business. Partially offsetting this growth were declines in net premiums written within the catastrophe and aerospace and marine lines of business. The largest change in net premiums written in the current quarter compared to fourth quarter 2010 was experienced in the casualty line of business due to favorable premium adjustments and increased participation on a renewing contract in 2011. For full year 2011, net premiums written increased $40.5 million compared to full year 2010 driven by growth across the catastrophe, property and the aerospace and marines lines of business, partially offset by declines in casualty and surety and other specialty lines.

The combined ratios in the Reinsurance segment for the quarter and year ended December 31, 2011 increased compared to the same periods in 2010 due to higher net loss ratios. The higher net loss ratios resulted from a greater frequency of large loss events during 2011, including the earthquakes in New Zealand and Japan and the Queensland floods in Australia during the first quarter, spring tornadoes in the United States in the second quarter, Hurricane Irene, the Danish flood, Texas brushfires and multiple storms in the Midwest in the third quarter and the Thailand flood in the fourth quarter. Partially offsetting the increase in the net loss ratios in the current periods was the recognition of greater favorable prior year loss reserve development within the short and long tail lines of business compared to the same periods in 2010, as claims within those lines of business did not emerge as anticipated.

Investments

Endurance’s net investment income decreased 28.6% or $16.3 million for the quarter ended December 31, 2011 and 26.6% or $53.3 million for the year ended December 31, 2011 compared to the same periods in 2010. During the fourth quarter and year ended December 31, 2011, Endurance’s net investment income included mark to market gains of $6.9 million and losses of $0.7 million, respectively, on its alternative investment funds and high yield loan funds which are included in other investments, as compared to gains of $16.4 million and $40.3 million in the fourth quarter and year ended December 31, 2010. Investment income generated from Endurance’s available for sale investments declined by $7.4 million and $13.9 million for the quarter and year ended December 31, 2011 compared to the same periods in 2010. This decrease resulted from lower reinvestment rates during 2011 and the short duration of Endurance’s fixed maturity portfolio. The ending book yield on Endurance’s fixed maturity investments at December 31, 2011 was 2.68%, down from 3.13% at December 31, 2010.

At December 31, 2011, Endurance’s fixed maturity portfolio, which comprises 90.5% of Endurance’s investments, had an average credit quality of AA and a duration of 2.39 years. Endurance’s fixed maturity portfolio was in an unrealized gain position of $161.6 million at December 31, 2011, an improvement of $13.2 million from December 31, 2010. Endurance recorded net realized gains on investment sales, including impairment losses recognized in earnings, of $4.6 million and $28.2 million during the fourth quarter and year ended December 31, 2011 compared to net realized investment gains of $6.6 million and $18.5 million during the same periods in 2010.

Endurance ended the fourth quarter of 2011 with cash and invested assets of $6.3 billion, which represents a 1.9% increase from December 31, 2010. Net operating cash flow was $281.3 million for the year ended December 31, 2011 versus $407.2 million for the year ended December 31, 2010.

Capitalization and Shareholders’ Equity

At December 31, 2011, Endurance’s shareholders’ equity was $2.61 billion or $50.56 per diluted common share versus $2.85 billion or $52.74 per diluted common share at December 31, 2010. For the quarter and year ended December 31, 2011, Endurance declared and paid dividends of $0.30 and $1.20 per share, respectively. During 2011, Endurance repurchased 7.6 million of its common shares for $340.8 million and issued 9.2 million perpetual preferred shares for net proceeds of $224.0 million.

Earnings Call

Endurance will host a conference call on February 10, 2012 at 8:30 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (888) 695-0608 or (719) 457-2636 (international) and entering pass code: 8149681. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through February 24, 2012 by dialing (888) 203-1112 or (719) 457-0820 (international) and entering the pass code: 8149681.

The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.

A copy of Endurance’s financial supplement for the fourth quarter of 2011 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.

Operating (loss) income, operating (loss) return on average common equity, operating (loss) income per diluted common share, operating (loss) income (attributable) available allocated to common shareholders and the combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property, casualty, healthcare liability, agriculture, professional lines and surety and other specialty lines of insurance and property, catastrophe, casualty, agriculture, marine, aerospace, and surety and other specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words “should,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2010 and in our most recent Quarterly Report on Form 10-Q.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED BALANCE SHEETS

(in thousands of United States dollars, except share and per share amounts)

	September 30,	September 30,
	December 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$890,914	$609,852
Fixed maturity investments, available for sale, at fair value	4,831,966	5,116,702
Short term investments, available for sale, at fair value	67,802	70,444
Equity securities, available for sale, at fair value	59,767	13,565
Other investments	432,658	376,652
Premiums receivable, net	636,727	827,609
Deferred acquisition costs	166,049	154,484
Securities lending collateral	—	59,886
Prepaid reinsurance premiums	149,670	107,977
Losses recoverable	666,928	319,349
Accrued investment income	29,708	32,934
Goodwill and intangible assets	181,828	181,954
Deferred tax assets	33,355	33,684
Receivable on pending investment sales	77,821	602
Other assets	67,422	73,711

Total Assets	$8,292,615	$7,979,405

Liabilities
Reserve for losses and loss expenses	$3,824,224	$3,319,927
Reserve for unearned premiums	932,108	842,154
Deposit liabilities	26,887	32,505
Securities lending payable	—	59,886
Reinsurance balances payable	189,488	228,860
Debt	528,118	528,411
Payable on pending investment purchases	55,243	—
Other liabilities	125,382	119,509

Total Liabilities	5,681,450	5,131,252

Shareholders’ Equity
Preferred shares
Series A, non-cumulative – 8,000,000 issued and outstanding (2010 – 8,000,000)	8,000	8,000
Series B, non-cumulative – 9,200,000 issued and outstanding (2010 – Nil)	9,200	—
Common shares
43,086,834 issued and outstanding (2010 – 47,218,468)	43,087	47,218
Additional paid-in capital	526,910	613,915
Accumulated other comprehensive income	169,130	157,151
Retained earnings	1,854,838	2,021,869

Total Shareholders’ Equity	2,611,165	2,848,153

Total Liabilities and Shareholders’ Equity	$8,292,615	$7,979,405

Book Value per Common Share
Dilutive common shares outstanding	43,142,277	50,210,614
Diluted book value per common share[a]	$50.56	$52.74

Note:	All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2010, which was derived from Endurance’s audited financial statements.

[a]	Excludes the $430 million liquidation value of the preferred shares (2010: $200 million).

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF (LOSS) INCOME

(in thousands of United States dollars, except share and per share amounts)

	September 30,	September 30,	September 30,	September 30,
	Quarter Ended		For the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
Revenues
Gross premiums written	$262,966	$189,225	$2,467,114	$2,053,236

Net premiums written	$187,864	$158,115	$1,979,821	$1,763,744
Change in unearned premiums	312,625	291,621	(48,428)	(22,631)

Net premiums earned	500,489	449,736	1,931,393	1,741,113
Other underwriting (loss) income	(1,425)	410	(3,547)	(1,636)
Net investment income	40,594	56,874	147,037	200,358
Net realized and unrealized gains	5,331	7,314	31,671	22,488

Total other-than-temporary impairment losses	(751)	(48)	(2,659)	(2,695)
Portion of loss recognized in accumulated other comprehensive income	50	(663)	(861)	(1,249)

Net impairment losses recognized in earnings	(701)	(711)	(3,520)	(3,944)

Total revenues	544,288	513,623	2,103,034	1,958,379

Expenses
Net losses and loss expenses	412,152	246,424	1,632,666	1,038,100
Acquisition expenses	77,157	66,133	282,911	264,228
General and administrative expenses	73,731	67,756	264,152	241,920
Amortization of intangibles	2,413	2,696	11,213	10,460
Net foreign exchange losses (gains)	233	3,476	(7,422)	(2,989)
Interest expense	9,088	9,053	36,254	34,762

Total expenses	574,774	395,538	2,219,774	1,586,481

(Loss) Income before income taxes	(30,486)	118,085	(116,740)	371,898
Income tax benefit (expense)	3,110	(6,857)	23,006	(7,160)

Net (loss) income	(27,376)	111,228	(93,734)	364,738

Preferred dividends	(8,187)	(3,875)	(24,125)	(15,500)

Net (loss) income (attributable) available to common and participating common shareholders	$(35,563)	$107,353	$(117,859)	$349,238

Per share data
Basic (losses) earnings per common share	$(0.88)	$2.22	$(2.95)	$6.73

Diluted (losses) earnings per common share	$(0.88)	$2.09	$(2.95)	$6.38

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars)

	September 30,	September 30,	September 30,
	For the quarter ended December 31, 2011
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$167,766	$95,200	$262,966
Ceded premiums written	(71,288)	(3,814)	(75,102)

Net premiums written	96,478	91,386	187,864

Net premiums earned	251,101	249,388	500,489
Other underwriting loss	(493)	(932)	(1,425)

Total underwriting revenues	250,608	248,456	499,064

Expenses
Net losses and loss expenses	214,681	197,471	412,152
Acquisition expenses	20,388	56,769	77,157
General and administrative expenses	43,754	29,977	73,731

	278,823	284,217	563,040

Underwriting loss	$(28,215)	$(35,761)	$(63,976)

Net loss ratio	85.5%	79.2%	82.4%
Acquisition expense ratio	8.1%	22.8%	15.4%
General and administrative expense ratio	17.4%	12.0%	14.7%

Combined ratio	111.0%	114.0%	112.5%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars)

	September 30,	September 30,	September 30,
	For the quarter ended December 31, 2010
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$112,664	$76,561	$189,225
Ceded premiums written	(31,021)	(89)	(31,110)

Net premiums written	81,643	76,472	158,115

Net premiums earned	205,528	244,208	449,736
Other underwriting income	4	406	410

Total underwriting revenues	205,532	244,614	450,146

Expenses
Net losses and loss expenses	129,168	117,256	246,424
Acquisition expenses	12,220	53,913	66,133
General and administrative expenses	36,812	30,944	67,756

	178,200	202,113	380,313

Underwriting income	$27,332	$42,501	$69,833

Net loss ratio	62.9%	48.0%	54.8%
Acquisition expense ratio	5.9%	22.1%	14.7%
General and administrative expense ratio	17.9%	12.7%	15.1%

Combined ratio	86.7%	82.8%	84.6%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars)

	September 30,	September 30,	September 30,
	For the year ended December 31, 2011
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,469,798	$997,316	$2,467,114
Ceded premiums written	(464,308)	(22,985)	(487,293)

Net premiums written	1,005,490	974,331	1,979,821

Net premiums earned	981,592	949,801	1,931,393
Other underwriting loss	(3,368)	(179)	(3,547)

Total underwriting revenues	978,224	949,622	1,927,846

Expenses
Net losses and loss expenses	765,119	867,547	1,632,666
Acquisition expenses	71,295	211,616	282,911
General and administrative expenses	146,115	118,037	264,152

	982,529	1,197,200	2,179,729

Underwriting loss	$(4,305)	$(247,578)	$(251,883)

Net loss ratio	77.9%	91.3%	84.6%
Acquisition expense ratio	7.3%	22.3%	14.6%
General and administrative expense ratio	14.9%	12.4%	13.7%

Combined ratio	100.1%	126.0%	112.9%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars)

	September 30,	September 30,	September 30,
	For the year ended December 31, 2010
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,112,192	$941,044	$2,053,236
Ceded premiums written	(282,328)	(7,164)	(289,492)

Net premiums written	829,864	933,880	1,763,744

Net premiums earned	821,828	919,285	1,741,113
Other underwriting income (loss)	475	(2,111)	(1,636)

Total underwriting revenues	822,303	917,174	1,739,477

Expenses
Net losses and loss expenses	558,040	480,060	1,038,100
Acquisition expenses	63,556	200,672	264,228
General and administrative expenses	123,335	118,585	241,920

	744,931	799,317	1,544,248

Underwriting income	$77,372	$117,857	$195,229

Net loss ratio	67.9%	52.2%	59.6%
Acquisition expense ratio	7.7%	21.8%	15.2%
General and administrative expense ratio	15.0%	12.9%	13.9%

Combined ratio	90.6%	86.9%	88.7%

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	For the quarter ended December 31
	Insurance		Reinsurance		Total
	2011	2010	2011	2010	2011	2010

Net loss ratio	85.5%	62.9%	79.2%	48.0%	82.4%	54.8%
Acquisition expense ratio	8.1%	5.9%	22.8%	22.1%	15.4%	14.7%
General and administrative expense ratio	17.4%	17.9%	12.0%	12.7%	14.7%	15.1%

Combined ratio	111.0%	86.7%	114.0%	82.8%	112.5%	84.6%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	For the quarter ended December 31
	Insurance		Reinsurance		Total
	2011	2010	2011	2010	2011	2010

Net loss ratio	0.2%	5.6%	16.6%	4.9%	8.4%	5.2%

Net of Prior Year Net Loss Reserve Development

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	For the quarter ended December 31
	Insurance		Reinsurance		Total
	2011	2010	2011	2010	2011	2010

Net loss ratio	85.7%	68.5%	95.8%	52.9%	90.8%	60.0%
Acquisition expense ratio	8.1%	5.9%	22.8%	22.1%	15.4%	14.7%
General and administrative expense ratio	17.4%	17.9%	12.0%	12.7%	14.7%	15.1%

Combined ratio	111.2%	92.3%	130.6%	87.7%	120.9%	89.8%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	For the year ended December 31
	Insurance		Reinsurance		Total
	2011	2010	2011	2010	2011	2010

Net loss ratio	77.9%	67.9%	91.3%	52.2%	84.6%	59.6%
Acquisition expense ratio	7.3%	7.7%	22.3%	21.8%	14.6%	15.2%
General and administrative expense ratio	14.9%	15.0%	12.4%	12.9%	13.7%	13.9%

Combined ratio	100.1%	90.6%	126.0%	86.9%	112.9%	88.7%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	For the year ended December 31
	Insurance		Reinsurance		Total
	2011	2010	2011	2010	2011	2010

Net loss ratio	7.2%	5.7%	11.5%	8.7%	9.3%	7.3%

Net of Prior Year Net Loss Reserve Development

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	For the year ended December 31
	Insurance		Reinsurance		Total
	2011	2010	2011	2010	2011	2010

Net loss ratio	85.1%	73.6%	102.8%	60.9%	93.9%	66.9%
Acquisition expense ratio	7.3%	7.7%	22.3%	21.8%	14.6%	15.2%
General and administrative expense ratio	14.9%	15.0%	12.4%	12.9%	13.7%	13.9%

Combined ratio	107.3%	96.3%	137.5%	95.6%	122.2%	96.0%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, excluding prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

GROSS AND NET PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

The following tables show Endurance’s gross and net premiums written for the quarters and years ended December 31, 2011 and 2010:

	September 30,	September 30,	September 30,	September 30,
	Quarter Ended December 31, 2011		Quarter Ended December 31, 2010
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written

Insurance
Agriculture	$46,260	$9,121	$6,930	$2,372
Professional lines	45,110	38,402	36,690	33,171
Casualty	46,370	30,139	37,377	25,536
Property	18,669	8,668	22,134	11,895
Healthcare liability	10,276	9,067	10,811	9,946
Surety and other specialty	1,081	1,081	(1,278)	(1,277)

Subtotal Insurance	$167,766	$96,478	$112,664	$81,643

Reinsurance
Catastrophe	$15,250	$14,753	$17,896	$17,896
Casualty	59,231	59,234	47,970	47,965
Property	15,087	15,087	8,628	8,628
Aerospace and Marine	1,119	768	2,380	2,380
Surety and other specialty	4,513	1,544	(313)	(397)

Subtotal Reinsurance	$95,200	$91,386	$76,561	$76,472

Total	$262,966	$187,864	$189,225	$158,115

ENDURANCE SPECIALTY HOLDINGS LTD.

GROSS AND NET PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

	September 30,	September 30,	September 30,	September 30,
	Year Ended December 31, 2011		Year Ended December 31, 2010
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written

Insurance
Agriculture	$901,746	$586,659	$567,461	$404,767
Professional lines	169,319	137,962	170,146	148,717
Casualty	205,950	137,373	167,549	107,801
Property	109,312	64,930	122,110	88,299
Healthcare liability	82,519	77,609	87,593	82,893
Surety and other specialty	952	957	(2,667)	(2,613)

Subtotal Insurance	$1,469,798	$1,005,490	$1,112,192	$829,864

Reinsurance
Catastrophe	$346,021	$329,081	$309,886	$305,617
Casualty	277,495	276,697	294,030	293,222
Property	266,562	266,562	224,544	224,544
Aerospace and Marine	54,591	52,335	48,761	46,696
Surety and other specialty	52,647	49,656	63,823	63,801

Subtotal Reinsurance	$997,316	$974,331	$941,044	$933,880

Total	$2,467,114	$1,979,821	$2,053,236	$1,763,744

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATIONS

(in thousands of United States dollars, except share and per share amounts)

The following is a reconciliation of Endurance’s net (loss) income, net (loss) income per diluted common share, net (loss) income (attributable) available allocated to common shareholders under the two-class method and annualized return on average common equity to operating (loss) income, operating (loss) income per diluted common share, operating (loss) income (attributable) available allocated to common shareholders under the two-class method and annualized operating (loss) return on average common equity (all non-GAAP measures) for the quarters and years ended December 31, 2011 and 2010:

	September 30,	September 30,	September 30,	September 30,
	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Net (loss) income	$(27,376)	$111, 228	$(93,734)	$364,738
Add (Less) after-tax items:
Net foreign exchange losses (gains)	208	3,496	(7,614)	(2,967)
Net realized and unrealized investment gains	(4,836)	(7,176)	(30,350)	(20,180)
Net impairment losses recognized in earnings	701	712	3,520	3,944

Operating (loss) income before preferred dividends	$(31,303)	$108,260	$(128,178)	$345,535
Preferred dividends	(8,187)	(3,875)	(24,125)	(15,500)

Operating (loss) income (attributable) available to common and participating common shareholders	$(39,490)	$104,385	$(152,303)	$330,035

Operating (loss) income (attributable) available allocated to common shareholders under the two-class method	$(39,711)	$102,405	$(153,264)	$323,800

Weighted average dilutive common shares	40,641,211	50,302,939	40,214,979	53,728,459

Operating (loss) income per diluted common share [b]	$(0.98)	$2.04	$(3.81)	$6.03

Average common equity [a]	$2,193,558	$2,683,919	$2,414,659	$2,617,718

Operating (loss) return on average common equity	(1.8)%	3.9%	(6.3)%	12.6%

Annualized operating (loss) return on average common equity	(7.2)%	15.6%	(6.3)%	12.6%

Net (loss) income	$(27,376)	$111,228	$(93,734)	$364,738
Preferred dividends	(8,187)	(3,875)	(24,125)	(15,500)

Net (loss) income (attributable) available to common and participating common shareholders	$(35,563)	$107,353	$(117,859)	$349,238

Net (loss) income (attributable) available allocated to common shareholders under the two-class method	$(35,784)	$105,317	$(118,820)	$342,643

Net (loss) income per diluted common share	$(0.88)	$2.09	$(2.95)	$6.38

(Loss) Return on average common equity, Net (loss) income	(1.6)%	4.0%	(4.9)%	13.3%

Annualized (loss) return on average common equity, Net (loss) income	(6.5)%	16.0%	(4.9)%	13.3%

[a]	Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $430 million liquidation value of the preferred shares (2010: $200 million).

[b]	Represents diluted (loss) income per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.

Operating (loss) income and operating (loss) income per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating (loss) income (attributable) available allocated to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating (loss) income divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Operating (loss) income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net (loss) income and net (loss) income per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating (loss) income and operating (loss) income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance. Operating (loss) income and operating (loss) income per dilutive common share should not be viewed as substitutes for GAAP net (loss) income and net (loss) income per dilutive common share, respectively.

Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

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